Exhibit 99.1

NEWS RELEASE

Valvoline Provides Business Update

LEXINGTON, Ky., July 7, 2020 — Valvoline Inc. (NYSE: VVV), a leading worldwide supplier of premium branded lubricants and automotive services, today provided a business update to give continued visibility into its performance during the COVID-19 crisis, including topline financial results for June 2020.

Preliminary June 2020 results include the following:

•Substantial sequential improvement versus May 2020

◦Sales increases of 33%

◦Lubricant volume increases of 32%

◦Sequential sales and volume improvements across all segments

•Quick Lubes’ system-wide same-store sales (SSS) were positive for the month of June, with significant sequential improvement over May 2020

◦System-wide SSS growth of 7.2% for June compared to the prior-year period

◦SSS for company-owned stores grew 10.4% in June compared to the prior-year period

◦SSS for franchised stores grew 5.0% in June compared to the prior-year period

•Total liquidity of nearly $1.3 billion as of June 30, 2020

Quick Lubes’ system-wide SSS sequential improvement was driven by both transactions and ticket, as miles driven trends improved and new customer growth continued. Shipments in Core North America were ahead of pre-COVID-19 levels for each week in June driven by improved performance in both retail and installer volumes. In the International segment, volume including unconsolidated joint ventures continued to improve across all regions and approached pre-COVID-19 trends, with China remaining at pre-COVID-19 levels.

“Preliminary June results continue to demonstrate the strength and resiliency of our business model with each segment again showing strong sequential improvement,” said Sam Mitchell, CEO. “The nondiscretionary nature of our preventative maintenance products and services and strong customer-focused execution are powering our results as miles driven continues to improve. While we continue to closely monitor recent COVID-19 trends, I remain encouraged about the outlook for the balance of the fiscal year given the same-store sales performance in June and the planned increase in marketing spending beginning in July.”

Supplemental Materials
Supplemental materials that contain additional information about the Company’s financial results for June 2020 were furnished to the SEC on a Form 8-K and are available on the Company’s investor relations website at http://investors.valvoline.com.

Preliminary Results
The estimates above represent the most current information available and do not present all information necessary for an understanding of the Company’s financial condition as of and the results of operations for the month ended June 30, 2020. Valvoline has provided an estimate for the preliminary and unaudited results described above primarily because the Company’s financial closing procedures for the month ended June 30, 2020 are not yet complete. As a result, there is a possibility that the Company’s final results will vary materially from these preliminary estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the three months ended June 30, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the Company’s financial results for the three months ended June 30, 2020. Valvoline undertakes no obligation to update or supplement the information provided above until the Company releases its results of operations for the three months ended June 30, 2020.

Key Business Measures
Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-owned and franchised store counts and same-store sales; Express Care store counts; lubricant volumes sold by unconsolidated joint ventures; and total lubricant volumes sold and percentage of premium lubricants sold. Management believes these measures are useful to evaluating and understanding Valvoline’s operating performance and should be considered as supplements to, not substitutes for, Valvoline's sales and operating income, as determined in accordance with U.S. GAAP.

Sales in the Quick Lubes reportable segment are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the end of period store counts and activity. SSS is defined as sales by U.S. Quick Lubes service center stores (company-owned, franchised and the combination of these for system-wide SSS), with new stores excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize. Differences in SSS are calculated to determine the percentage change between comparative periods. Quick Lubes revenue is limited to sales at company-owned stores, sales of lubricants and other products to independent franchisees and Express Care operators and royalties and other fees from franchised stores. Although Valvoline does not recognize store-level sales from franchised or Express Care stores as revenue in its Statements of Consolidated Income, management believes system-wide and franchised SSS comparisons and store counts, in addition to Express Care store counts, are useful to assess the operating performance of the Quick Lubes reportable segment and the operating performance of an average Quick Lubes store.

Lubricant volumes sold by unconsolidated joint ventures are used to measure the operating performance of the International operating segment. Valvoline does not record lubricant sales from unconsolidated joint venture as International reportable segment revenue. International revenue is limited to sales by Valvoline's consolidated affiliates. Although Valvoline does not record sales by unconsolidated joint ventures as revenue in its Condensed Consolidated Statements of Comprehensive Income, management believes lubricant volumes including and sold by unconsolidated joint ventures is useful to assess the operating performance of its investments in joint ventures.

Management also evaluates lubricant volumes sold in gallons by each of its reportable segments and premium lubricant percentage, defined as premium lubricant gallons sold as a percentage of U.S. branded lubricant volumes for the Quick Lubes and Core North America segments and as a percentage of total segment lubricant volume for the International segment. Premium lubricant products generally provide a higher contribution to segment profitability and the percentage of premium volumes is useful to evaluating and understanding Valvoline’s operating performance.

About Valvoline™
Valvoline Inc. (NYSE: VVV) is a leading worldwide marketer and supplier of premium branded lubricants and automotive services, with sales in more than 140 countries. Established in 1866, the company’s heritage spans more than 150 years, during which time it has developed powerful brand recognition across multiple product and service channels. Valvoline ranks as the No. 3 passenger car motor oil brand in the DIY market by volume. It operates and franchises approximately 1,400 quick-lube locations, and it is the No. 2 chain by number of stores in the United States under the Valvoline Instant Oil ChangeSM brand and the No. 3 chain by number of stores in Canada under the Valvoline Great Canadian Oil Change brand. It also markets Valvoline lubricants and automotive chemicals, including the Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Advanced Full Synthetic motor oil; Valvoline Premium Blue™ heavy-duty motor oil; Valvoline Multi-Vehicle Automatic Transmission Fluid; and Zerex™ antifreeze. To learn more, visit www.valvoline.com.

Forward-Looking Statements
Certain statements in this news release, other than statements of historical fact, including estimates, projections and statements related to Valvoline’s business plans and operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and "Quantitative and Qualitative Disclosures about Market Risk" sections of Valvoline’s most recently filed periodic reports on Forms 10-K and Forms 10-Q, all of which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

™ Trademark, Valvoline or its subsidiaries, registered in various countries
℠ Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION

Investor Relations
Sean T. Cornett
+1 (859) 357-2798
scornett@valvoline.com

Media Relations
Michele Gaither Sparks
+1 (859) 230-8079
michele.sparks@valvoline.com